Exhibit (a)(1)(ii)

KEMET CORPORATION

LETTER OF TRANSMITTAL

To Tender

2.25% Convertible Senior Notes due 2026

(CUSIP Nos. 488360 AA6 and 488360 AB4)
(the “Notes”)

Pursuant to the Offer to Purchase dated May 5, 2009

The tender offer and withdrawal rights will expire at 11:59 p.m., New York City time, on June 2, 2009, unless extended by KEMET Corporation (such time and date, as the same may be extended, the “Expiration Date”).

The information agent and depositary for the tender offer is:

D.F. KING & CO., INC.

By Registered or Certified Mail, Hand or by Overnight Courier:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Attn: Elton Bagley

Facsimile Transmission Number:	Confirm by Telephone:
(212) 809-8838	(212) 493-6996
Attn: Elton Bagley

DELIVERY OF THIS LETTER OF TRANSMITTAL (INCLUDING INSTRUCTIONS HERETO AND AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THIS “LETTER OF TRANSMITTAL”) TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. IF APPLICABLE TO YOU, MAKE SURE YOU SUBMIT THE IRS FORM W-9 OR THE APPROPRIATE IRS FORM W-8, AS APPLICABLE, TO PREVENT U.S. BACKUP WITHHOLDING TAX OF 28% ON ANY PAYMENT PAYABLE TO YOU PURSUANT TO THE OFFER.

To receive the purchase price, holders of Notes must tender Notes in the manner described in the Offer to Purchase, dated May 5, 2009 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”) of KEMET Corporation, a Delaware corporation (“KEMET”), and this Letter of Transmittal on or before the Expiration Date.  KEMET’s obligation to accept for purchase and to pay for Notes validly tendered and not withdrawn in the tender offer is conditioned upon (1) the Minimum Tender Condition, (2) the Funding Condition and (3) the other general conditions to the tender offer set forth in the Offer to Purchase, being satisfied or waived on or prior to the Expiration Date of the tender offer. Notes tendered in the tender offer may be withdrawn at any time on or prior to the Expiration Date.

Capitalized terms defined in the Offer to Purchase and used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

This Letter of Transmittal is to be completed by a holder of Notes desiring to tender Notes unless such holder is tendering Notes through DTC’s Automated Tender Offer Program (“ATOP”).  This Letter of Transmittal need not be completed by a holder tendering Notes through ATOP.

For a description of the procedures to be followed in order to tender Notes (through ATOP or otherwise), see “Procedures for Tendering Notes” in the Offer to Purchase and the instructions to this Letter of Transmittal.  The instructions contained herein and in the Offer to Purchase should be read carefully before this  Letter of Transmittal is completed.

TENDER OF NOTES

☐ CHECK HERE IF CERTIFICATES REPRESENTING TENDERED NOTES ARE ENCLOSED HEREWITH.
☐ CHECK HERE IF TENDERED NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE DEPOSITARY WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

DTC Account Number:

Transaction Code Number:

Date Tendered:

List below the Notes to which this Letter of Transmittal relates.  If the space provided is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal.  Tenders of Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof.  No alternative, conditional or contingent tenders will be accepted.

DESCRIPTION OF NOTES TENDERED

Name(s) and Address(es) of Record Holder(s) or Name of DTC Participant and Participant’s DTC Account Number in which Notes are Held (Please fill in, if blank)	Certificate Number(s) (1)	Aggregate Principal Amount Represented by Certificate(s) (1)	Total Principal Amount Tendered (2)

Total Principal Amount:

(1)

Need not be completed by holders of Notes tendering by book-entry transfer or in accordance with DTC’s ATOP procedure for transfer (see below). Certificates for tendered Notes are to be physically delivered to the depositary.

(2)	Unless otherwise specified, it will be assumed that the entire aggregate principal amount represented by the Notes described above is being tendered.

If not already printed above, the name(s) and address(es) of the registered holder(s) should be printed exactly as they appear on the certificate(s) representing Notes tendered hereby or, if tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of the Notes.

The tender offer is not being made to holders of Notes in any jurisdiction in which the making or the acceptance of the tender offer would not be in compliance with the laws of such jurisdiction.

NOTE:  SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to KEMET Corporation, a Delaware corporation (the “Company” or “KEMET”), upon the terms and subject to the conditions set forth in this Letter of Transmittal and the Offer to Purchase (collectively, the “Offer Documents”), receipt of which is hereby acknowledged, the principal amount or amounts of Notes indicated in the table above under the caption heading “Description of Notes Tendered” under the column heading “Total Principal Amount Tendered” within such table (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Notes described in such table).  The undersigned understands that terms defined in the Offer to Purchase that are used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase.  The undersigned further understands that any tendered Notes may not be withdrawn after the Expiration Date.  Thereafter, Notes not yet accepted for payment may be withdrawn at any time after June 30, 2009 (40 business days after the commencement of the tender offer).

Subject to, and effective upon, the acceptance for purchase of, and payment for, the principal amount of  Notes tendered herewith in accordance with the terms and subject to the conditions of the tender offer, the undersigned hereby:

•                  sells, assigns and transfers to, or upon the order of, KEMET, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all of the Notes tendered hereby;

•                  subject to applicable law, waives any and all other rights with respect to such Notes (including without limitation, any existing or past defaults and their consequences in respect of the Notes and the indenture under which the Notes were issued) (the “Indenture”) and releases and discharges the Company from any and all claims such holders may have now, or may have in the future, arising out of, or related to, such Notes, including without limitation, any claims that such holder is entitled to receive additional principal or interest payments with respect to such Notes (including, without limitation, as a result of a fundamental change), to participate in any redemption or defeasance of the Notes or to be entitled to any of the benefits under the Indenture; and

•                  irrevocably constitutes and appoints the depositary the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the depositary also acts as the agent of KEMET) with respect to such Notes, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

•                  present such Notes and all evidences of transfer and authenticity to, or transfer ownership of such Notes on the account books maintained by DTC to, or upon the order of, KEMET;

•                  present such Notes for transfer of ownership on the books of KEMET; and

•                  receive all benefits and otherwise exercise all rights of beneficial ownership of such Notes all in accordance with the terms and conditions of the tender offer as described in the Offer to Purchase.

Tenders of Notes may be withdrawn only by written notice of withdrawal and revocation received by the depositary on or prior to the Expiration Date pursuant to the terms of the Offer to Purchase.  In addition, you may also withdraw your Notes if we have not accepted your Notes for purchase by June 30, 2009 (40 business days after the commencement of the tender offer).

If the undersigned is not the record holder of the Notes listed in the box above under the caption “Description of Notes Tendered” under the column heading “Total Principal Amount Tendered” or such record holder’s legal representative or attorney-in-fact (or, in the case of Notes held through DTC, the DTC participant for whose account such Notes are held), then the undersigned must obtain and deliver with this Letter of Transmittal, Notes that are endorsed or accompanied by appropriate instruments of transfer entitling the undersigned to tender the Notes on behalf of such registered holder, in any case signed exactly as the name of the registered holder appears on the Notes, with the signatures on the certificates or instruments of transfer guaranteed as described below.

The undersigned acknowledges and agrees that a tender of Notes pursuant to any of the procedures described in the Offer to Purchase and in the instructions hereto and an acceptance of such Notes by KEMET will constitute a binding agreement between the undersigned and KEMET upon the terms and subject to the conditions of the Offer to Purchase and this Letter of Transmittal.  For purposes of the tender offer, the undersigned understands that KEMET will be deemed to have accepted for payment (and thereby purchased) Notes validly tendered and not validly withdrawn (or defectively tendered Notes with respect to which KEMET has waived such defect) if, as and when KEMET gives oral (promptly confirmed in writing) or written notice to the depositary of its acceptance for payment of such Notes.  The undersigned understands KEMET will deposit (or cause to be deposited on its behalf) the aggregate purchase price for the Notes accepted for purchase in the tender offer with the depositary, which will act as agent for the tendering holders for the purpose of transmitting payments to the tendering holders, and upon such deposit of the aggregate purchase price with the depositary, tendered Notes on account of which such deposit has been made will no longer be deemed to be outstanding and the holders thereof will be deemed to have irrevocably waived any rights they had or may have had thereunder.  The undersigned understands that any tendered Notes may not be withdrawn after the Expiration Date. Thereafter, Notes not yet accepted for payment may be withdrawn at any time after June 30, 2009 (40 business days after the commencement of the tender offer).

The undersigned understands that, under certain circumstances and subject to the certain conditions specified in the Offer Documents (each of which KEMET may waive), KEMET may not be required to accept for payment any of the Notes tendered.  Any Notes not accepted for payment will be returned promptly to the undersigned at the address set forth above unless otherwise listed in the box below labeled “A. Special Delivery Instructions.”

The undersigned hereby represents and warrants and covenants that:

•                  the undersigned has full power and authority to tender, sell, assign and transfer the Notes tendered hereby;

•                  when such tendered Notes are accepted for payment and paid for by KEMET pursuant to the tender offer, KEMET will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right; and

•                  the undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or by KEMET to be necessary or desirable to complete the sale, assignment and transfer of the Notes tendered hereby.

No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and any subsequent transferees of the Notes.

In consideration for the purchase of the Notes pursuant to the tender offer, the undersigned hereby waives, releases, forever discharges and agrees not to sue KEMET or its former, current or future directors, officers, employees, agents, subsidiaries, affiliates, stockholders, predecessors, successors, assigns or other representatives as to any and all claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether known or unknown (excluding any liability arising under U.S. federal securities laws in connection with the tender offer), by reason of any act, omission, transaction or occurrence, that the undersigned ever had, now has or hereafter may have against KEMET as a result of or in any manner related to the undersigned’s purchase, ownership or disposition of the Notes pursuant to the tender offer.

Without limiting the generality or effect of the foregoing, upon the purchase of Notes pursuant to the tender offer, KEMET shall obtain all rights relating to the undersigned’s ownership of Notes (including, without limitation, the right to all interest payable on the Notes) and any and all claims relating thereto.

Unless otherwise indicated herein under “A. Special Delivery Instructions,” the undersigned hereby requests that any Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, and be delivered to, the undersigned (and, in the case of Notes tendered by book-entry transfer, by credit to the account of DTC).  Unless otherwise indicated herein under “B. Special Payment Instructions,” the undersigned hereby request(s) that any checks for payment to be made in respect of the Notes tendered hereby be issued to the order of, and delivered to, the undersigned.

In the event that the “A. Special Delivery Instructions” box is completed, the undersigned hereby request(s) that any Notes representing principal amounts not tendered or not accepted for purchase be issued in the name(s) of, and be delivered to, the person(s) at the address(es) therein indicated.  The undersigned recognizes that KEMET has no obligation pursuant to the “A. Special Delivery Instructions” box to transfer any Notes from the names of the registered holder(s) thereof if KEMET does not accept for purchase any of the principal amount of such Notes so tendered or if provision for payment of any applicable transfer taxes is not made.  In the event that the “B. Special Payment Instructions” box is completed, the undersigned hereby request(s) that checks for payment to be made in respect of the Notes tendered hereby be issued to the order of, and be delivered to, the person(s) at the address(es) therein indicated, subject to provision for payment of any applicable taxes being made.

A. SPECIAL DELIVERY	B. SPECIAL PAYMENT
INSTRUCTIONS	INSTRUCTIONS
(See Instructions 1, 2 and 6)	(See Instructions 1, 2, 3 and 6)

To be completed ONLY if Notes in a principal amount not tendered or not accepted for purchase are to be issued in the name of someone other than the person(s) whose signature(s) appear within this Letter of Transmittal or sent to an address different from that show in the box entitled “Description of Notes Tendered” within this Letter of Transmittal.

To be completed ONLY if checks are to be issued payable to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or sent to an address different from that shown in the box entitled “Description of Notes Tendered” within this Letter of Transmittal.

Name:
Name:	(Please Print)
(Please Print)

Address:	Address:

(Include Zip Code)	(Include Zip Code)

(Tax Identification or Social Security Number)	(Tax Identification or Social Security Number)

☐ Check here to direct a credit of Notes not tendered or not accepted for purchase delivered by book-entry transfer to an account at DTC.

DTC Account No.

Number of Account Party:

PLEASE COMPLETE AND SIGN BELOW

(This page is to be completed and signed by all tendering holders except holders of Notes executing the tender through DTC’s ATOP system.)

(Also complete IRS Form W-9)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders the principal amount of the Notes in the box above labeled “Description of Notes Tendered” under the column heading “Total Principal Amount Tendered” with respect to such principal amount of Notes (or, if nothing is indicated therein, with respect to the entire aggregate principal amount represented by the Notes described in such box).

(Signature(s) of Record Holder(s) or Authorized Signatory)

(Must be signed by the registered holder(s) exactly as the name(s) appear(s) on certificate(s) representing the tendered Notes or, if the Notes are tendered by a participant in DTC, exactly as such participant’s name appears on a security position listing as the owner of such Notes.  If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 1.)

Dated:

Name(s):
(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

MEDALLION SIGNATURE GUARANTEE
(ONLY IF REQUIRED—SEE INSTRUCTIONS 1 AND 2)

Authorized Signature of Guarantor:

Name:

Name of Firm:

Address:
(Include Zip Code)

Area Code and Telephone Number:

Dated:

[Place Seal Here]

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Tender Offer

1.     Signatures on Letter of Transmittal, Instruments of Transfer and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the Notes tendered hereby, the signatures must correspond with the name(s) as written on the face of the certificates, without alteration, enlargement or any change whatsoever.  If this Letter of Transmittal is signed by a participant in DTC whose name is shown on a security position listing as the owner of the Notes tendered hereby, the signature must correspond with the name shown on the security position listing as the owner of such Notes.

If any of the Notes tendered hereby are registered in the name of two or more holders, all such holders must sign this Letter of Transmittal.  If any of the Notes tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any Notes or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to KEMET of such person’s authority to so act must be submitted.

When this Letter of Transmittal is signed by the registered holders of the Notes tendered hereby, no endorsements of Notes or separate instruments of transfer are required unless payment is to be made, or Notes not tendered or purchased are to be issued, to a person other than the registered holders, in which case signatures on such Notes or instruments of transfer must be guaranteed by a Medallion Signature Guarantor.

Unless this Letter of Transmittal is signed by the record holder(s) of the Notes tendered hereby (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes), such Notes must be endorsed or accompanied by appropriate instruments of transfer, and each such endorsement or instrument of transfer must be signed exactly as the name or names of the record holder(s) appear on the Notes (or as the name of such participant appears on a security position listing as the owner of such Notes); signatures on each such endorsement, instrument of transfer or proxy must be guaranteed by a Medallion Signature Guarantor, unless the signature for the account of a firm that is a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Medallion Signature Program (MSP) (each such entity, an “Eligible Institution”).

2.     Signature Guarantees.  Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor, unless (a) the Notes tendered hereby are tendered by a record holder (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) and neither the box entitled “A. Special Delivery Instructions” or the box entitled “B. Special Payment Instructions” in this Letter of Transmittal has been completed or (b) such Notes are tendered for the account of an Eligible Institution.  See Instruction 1.

3.     Transfer Taxes.  Except as set forth in this Instruction 3, KEMET will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Notes to it, or to its order, pursuant to the tender offer.  If payment is to be made to, or if Notes not tendered or purchased are to be registered in the name of, any persons other than the record holders, or if tendered Notes are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the record holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

4.     Requests for Assistance or Additional Copies.  Any questions or requests for assistance or additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the information agent at its telephone number set forth on the back cover of the Offer to Purchase or the back cover of this Letter of Transmittal.  A holder may also contact the dealer manager at the address and telephone number set forth on the back cover of the Offer to

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Purchase, the back cover of this Letter of Transmittal or such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the tender offer.

5.     Partial Tenders.  Tenders of Notes will be accepted only in integral multiples of $1,000 principal amount.  If less than the entire principal amount of any Note is tendered, the tendering holder should fill in the principal amount tendered in the fourth column of the box entitled “Description of Notes Tendered” above.  The entire principal amount of Notes delivered to the depositary will be deemed to have been tendered unless otherwise indicated.  If the entire principal amount of all Notes is not tendered, then substitute Notes for the principal amount of Notes not tendered and purchased pursuant to the tender offer will be sent to the holder at his or her registered address, unless a different address is provided in the appropriate box in this Letter of Transmittal promptly after the delivered Notes are accepted for partial tender.

6.     Special Payment and Special Delivery Instructions.  Tendering holders should indicate in the applicable box or boxes the name and address to which Notes for principal amounts not tendered or not accepted for purchase or checks for payment of the purchase price are to be sent or issued, if different from the name and address of the holder signing this Letter of Transmittal.  In the case of payment to a different name, the taxpayer identification or social security number of the person named must also be indicated.  If no instructions are given, Notes not tendered or not accepted for purchase will be returned, and checks for payment of the purchase price will be sent, to the holder of the Notes tendered.

7.     Waiver of Conditions.  Subject to applicable law, KEMET reserves the right, in its sole discretion, to (1) waive any condition to the tender offer and accept all Notes previously tendered pursuant to the tender offer, (2) extend the Expiration Date and retain all Notes tendered pursuant to the tender offer, subject, however, to the withdrawal rights of holders of Notes as described in the Offer to Purchase under “Withdrawal of Tenders; Absence of Appraisal Rights,” (3) amend the terms of the tender offer in any respect and (4) terminate the tender offer and not accept for purchase any Notes upon failure of any of the conditions to the tender offer.

8.     IRS Form W-9.  Each tendering holder (or other payee) is required (i) to provide the depositary with a valid IRS Form W-9 (or other appropriate IRS Forms) certifying that the holder (or other payee) is not subject to backup withholding or (ii) to otherwise establish a basis for exemption from backup withholding.  Failure to provide the IRS Form W-9 (or other appropriate IRS Forms) may subject the tendering holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax backup withholding on any payment.

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IMPORTANT TAX INFORMATION

To ensure compliance with Internal Revenue Service Circular 230, holders are hereby notified that any discussion of tax matters set forth in this Letter of Transmittal was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by any person, for the purpose of avoiding tax-related penalties under federal, state or local tax law.  Each holder should seek advice based on its particular circumstances from an independent tax advisor.

Under U.S. federal income tax laws, a holder whose tendered Notes are accepted for payment is required to provide the depositary (as payer) with a valid Form W-9 or otherwise establish a basis for exemption from a 28% backup withholding tax.  Certain holders (including, among others, corporations and certain foreign persons) are exempt from these backup withholding requirements.  A foreign person, including entities, may qualify as an exempt recipient by submitting to the depositary a properly completed IRS Form W-8BEN (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status.  The applicable Forms and Instructions can be obtained from the IRS Website (http://www.irs.gov/app/picklist/list/formsInstructions.html).  If the depositary is not provided with a valid IRS Form W-9 (or other applicable form), a $50 penalty may be imposed by the Internal Revenue Service, and payments made with respect to Notes purchased pursuant to the tender offer may be subject to a 28% backup withholding tax.  Failure to comply truthfully with the backup withholding requirements also may result in the imposition of severe criminal and/or civil fines and penalties.

If backup withholding applies, the depositary is required to withhold 28% of any payments made to the holder or other payee.  Backup withholding is not an additional federal income tax.  Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld.  If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service, provided that the requisite information is properly provided.

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In order to tender, a holder of Notes should send or deliver a properly completed and signed Letter of Transmittal, certificates for Notes and any other required documents to the depositary at the address set forth below or tender pursuant to DTC’s Automated Tender Offer Program.

The information agent and depositary for the tender offer is:

D.F. KING & CO., INC.

D. F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Banks and brokers call: (212) 269-5550 (Collect)

All others call: 1-800-431-9643 (U.S. toll-free)

By Registered or Certified Mail, Hand or by Overnight Courier:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

Attn: Elton Bagley

Facsimile Transmission Number:	Confirm by Telephone:
(212) 809-8838	(212) 493-6996
Attn: Elton Bagley

Any questions or requests for assistance or for additional copies of the Offer to Purchase, this Letter of Transmittal or related documents may be directed to the information agent at its telephone number above.  A holder of Notes may also contact the dealer manager at its telephone numbers set forth below or such holder’s custodian for assistance concerning the tender offer.

The dealer manager for the tender offer is:

Deutsche Bank Securities

Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
1-800-503-4611 (U.S. toll-free)